Exhibit 4.14
ADMINISTRATION EXPENSES AGREEMENT
between
PAMODZI GOLD FREE STATE (PROPRIETARY) LIMITED (IN PROVISIONAL
LIQUIDATION)
and
HARMONY GOLD MINING COMPANY LIMITED

TABLE OF CONTENTS

1	PARTIES	1
2	INTERPRETATION	1
3	INTRODUCTION	5
4	CARE AND MAINTENANCE COSTS	5
5	CARE AND MAINTENANCE REPORTS AND RECORDS	6
6	WARRANTIES	7
7	EMBARGO	8
8	CONFIDENTIALITY	9
9	PUBLICITY	11
10	SUPPORT	11
11	BREACH	12
12	NOTICES AND DOMICILIA	12
13	BENEFIT OF THE AGREEMENT	14
14	APPLICABLE LAW AND JURISDICTION	14
15	GENERAL	14
16	COSTS	15
17	SIGNATURE	16
ANNEXURE
ANNEXURE “1” : CARE AND MAINTENANCE BUDGET

WHEREBY THE PARTIES AGREE AS FOLLOWS —
1	PARTIES
1.1	Pamodzi Gold Free State (Proprietary) Limited (in provisional liquidation); and

1.2	Harmony Gold Mining Company Limited.
2	INTERPRETATION
2.1	In this Agreement —
2.1.1	clause headings are for convenience only and are not to be used in its interpretation;

2.1.2	an expression which denotes —
2.1.2.1	any gender includes the other genders;

2.1.2.2	a natural person includes a juristic person and vice versa; and

2.1.2.3	the singular includes the plural and vice versa.
2.2	In this Agreement, unless the context indicates a contrary intention, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings —
2.2.1	“Administration Expense” means the costs, charges and expenses for and incidental to the administration of the Seller, which shall constitute a cost of the liquidation of the Seller;

2.2.2	“Agreement” means this administration expenses agreement;

2.2.3	“Business” means the gold mining, processing and related business carried on by the Seller under the name and style of “President Steyn Gold Mine” prior to the Signature Date, which business included the operation of the Steyn Shafts and all the assets owned by the Seller and used in or in connection with the Business;

2.2.4	“Care and Maintenance” means all care and maintenance reasonably necessary in respect of the assets owned by the Seller and used in or in connection with the Business which shall include, inter alia —

2.2.4.1	the continuation of all water pumping activities in Steyn 1 Shaft so as to ensure that the 54.5 level pump station, and all pump stations at any level higher than 54.5 level, remain dry and fully operational;

2.2.4.2	the continuation of all water pumping activities at Steyn 9 Shaft (previously known as Freddies 9 Shaft) so as to ensure that there is no build-up of water in the shaft;

2.2.4.3	the continuation of the dewatering of Steyn 3 Shaft (previously known as Loraine 3 Shaft) between 71 and 75 level, so as to allow for the future recommissioning of the pump station at 74 level;

2.2.4.4	the continuation of all water pumping activities so as to ensure that the water level in Steyn 3 Shaft (previously known as Loraine 3 Shaft) is maintained below the 73 level station footwall; and

2.2.4.5	the provision of all necessary security services to ensure that all the assets owned by the Seller and used in or in connection with the Business are secure and cannot be accessed by unauthorised persons;
2.2.5	“Care and Maintenance Costs” means all costs incurred by or on behalf of the Seller in respect of the Care and Maintenance;

2.2.6	“Companies Act” means the Companies Act, 1973;

2.2.7	“Insolvency Act” means the Insolvency Act, 1936;

2.2.8	“Liquidators” means the provisional liquidators of the Seller being Allan David Pellow, Barend Peterson, Deon Marius Botha, Enver Mohammed Motala, Gavin Cecil Gainsford and Johan Engelbrecht;

2.2.9	“Parties” means the parties to this Agreement;

2.2.10	“Plant Sale Agreement” means a written agreement entered or to be entered into between the Purchaser and the Seller in terms of which the Purchaser acquires the gold processing plant owned by the Seller and known as the “PSGM Plant” and its associated assets;

2.2.11	“Purchaser” means Harmony Gold Mining Company Limited, registration number 1950/038232/06, a limited liability public company duly incorporated in the Republic of South Africa;

2.2.12	“Seller” means Pamodzi Gold Free State (Proprietary) Limited (in provisional liquidation), registration number 1998/019764/07, a limited liability private company duly incorporated in the Republic of South Africa, herein duly represented by the Liquidators;

2.2.13	“Seller’s Designated Account” means the bank account nominated by the Seller, the details of which are set out below, or such other account as the Seller may designate in writing on 5 (five) business days notice to the Purchaser —

Name of Account:	Absa Bank Limited
Bank:	Pamodzi Gold Free State (Pty) Ltd (In Liquidation)
Branch:	Auckland Park
Branch Code:	632005
Account Number:	407 451 2528
2.2.14	“Signature Date” means the date of signature of this Agreement by the Party last signing;

2.2.15	“Steyn Shafts” means the gold mines known as Steyn 1 Shaft, Steyn 2 Shaft, Steyn 3 Shaft (previously known as Loraine 3 Shaft), Steyn 7 Shaft (previously known as Freddies 7 Shaft) and Steyn 9 Shaft (previously known as Freddies 9 Shaft) and the ventilation shafts known as Steyn 1A Shaft, Steyn 4 Shaft (previously known as Loraine 4 Shaft), and Steyn 8 Shaft (previously known as Freddies 8 Shaft); and

2.2.16	“Waste Rock Dump Sale Agreement” means a written agreement entered or to be entered into between the Seller and the Purchaser in terms of which the Purchaser acquires the waste rock dump known as the “Freddies 9 Shaft Waste Rock Dump” from the Seller.
2.3	Any substantive provision, conferring rights or imposing obligations on a Party and appearing in any of the definitions in this clause 1 or elsewhere in this Agreement, shall be given effect to as if it were a substantive provision in the body of the Agreement.

2.4	Words and expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout this Agreement.

2.5	Subject to clauses 2.6, 2.8 and 2.16, defined terms appearing in this Agreement in title case shall be given their meaning as defined, while the same terms appearing in lower case shall be interpreted in accordance with their plain English meaning.

2.6	The terms “holding company” and “subsidiary” shall bear the meanings assigned thereto in the Companies Act.

2.7	A reference to any statutory enactment shall be construed as a reference to that enactment as at the Signature Date and as amended or substituted from time to time.

2.8	Reference to “days” shall be construed as calendar days unless qualified by the word “business”, in which instance a “business day” will be any day other than a Saturday, Sunday or public holiday as gazetted by the government of the Republic of South Africa from time to time. Any reference to “business hours” shall be construed as being the hours between 08h30 and 17h00 on any business day. Any reference to time shall be based upon South African Standard Time.

2.9	Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a day that is not a business day, the next succeeding business day.

2.10	Where figures are referred to in numerals and in words, and there is any conflict between the two, the words shall prevail, unless the context indicates a contrary intention.

2.11	No provision herein shall be construed against or interpreted to the disadvantage of a Party by reason of such Party having or being deemed to have structured, drafted or introduced such provision.

2.12	The Parties, unless specifically otherwise provided, shall be deemed to be contracting as principals and not as agents.

2.13	The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

2.14	The words “include” and “including” mean “include without limitation” and “including without limitation”. The use of the words “include” and “including” followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it.

2.15	Any reference in this Agreement to “this Agreement” or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document, as amended, varied, novated or supplemented from time to time.

2.16	In this Agreement the words “clause” or “clauses” refer to clauses of this Agreement.
3	INTRODUCTION
3.1	The Purchaser has agreed to pay an amount of R5,000,000 (five million rand) to the Seller on the terms and conditions herein contained.

3.2	The Parties wish to record in writing their agreement in respect of the above and matters ancillary thereto.
4	CARE AND MAINTENANCE COSTS
4.1	The Purchaser undertakes to pay the sum of R5,000,000 (five million rand) into the Seller’s Designated Account by 17h00 on the business day immediately subsequent to the Signature Date.

4.2	The Seller undertakes to use the amount paid to it in terms of clause 4.1 exclusively to pay the costs and expenses in respect of the Care and Maintenance as specifically provided in the budget annexed hereto as annexure “1”, as may be amended by written agreement between the Parties from time to time (“Budget”).

4.3	Subject to the provisions of clauses 4.5 and 4.6, the Budget shall be reviewed by the Parties on a monthly basis and no amendments shall be made to the Budget unless they have been agreed to in writing by the Parties.

4.4	Notwithstanding the provisions of clause 4.2, if the Seller wishes to utilise all or any portion of the amount paid to it in terms of clause 4.1 to pay any cost or expense which is not specifically provided in the Budget, it shall be entitled to do so provided that it has obtained the prior written consent of an employee nominated by the Purchaser, which consent shall not be unreasonably withheld or delayed.

4.5	The Seller undertakes to notify the Purchaser in writing as soon as it becomes aware of, but in any event by not later than 2 (two) business days prior to, any anticipated cost or expense that has not been provided for in the Budget, in order to ensure that the Purchaser has sufficient time to consider the relevant anticipated cost or expense.

4.6	Should the Seller be required to pay any cost or expense out of the amount paid to it in terms of clause 4.1 that have not been provided for in the Budget on an urgent basis, including in respect of any —
4.6.1	unforeseen Care and Maintenance;

4.6.2	material breakdown of any of the assets owned by the Seller and used in or in connection with the Business; and/or

4.6.3	other emergency situation,
it shall be entitled to do so provided that it has obtained the prior verbal consent of an employee nominated by the Purchaser, which consent shall not be unreasonably withheld or delayed.

4.7	In the event that either the Plant Sale Agreement or the Waste Rock Dump Sale Agreement is not entered into or, if entered into, fails to become unconditional by 20 November 2009 (or such later date as may be agreed by the parties to those agreements), the amount of R5,000,000 (five million rand) paid by the Purchaser to the Seller in terms of clause 4.1 will constitute an Administration Expense and will be refunded by the Seller to the Purchaser in accordance with the provisions of the Companies Act and the Insolvency Act.
5	CARE AND MAINTENANCE REPORTS AND RECORDS

The Seller undertakes to —
5.1	maintain full and complete records of all Care and Maintenance undertaken by it and all Care and Maintenance Costs, as well as all other costs or expenses incurred by the Seller in terms of the provisions of clause 4 and paid out of the amount paid to it in terms of clause 4.1 from time to time, to which the Purchaser shall be given full access to in order to inspect, copy and/or audit such records; and

5.2	provide the Purchaser with —
5.2.1	reconciliation statements, which statements shall contain full details of all Care and Maintenance Costs incurred by the Seller;

5.2.2	a detailed summary of all costs or expenses incurred by the Seller in terms of the provisions of clause 4, together with the opening and closing balances of the Seller’s Designated Account in respect of the relevant week; and

5.2.3	with a full report of the steps taken by the Seller in pursuance of the conduct of the Care and Maintenance, stating the activities that have been undertaken and the extent to which such activities have been undertaken.
by no later than the end of each week following the Signature Date.
6	WARRANTIES
6.1	Each of the Parties hereby warrants to and in favour of the other that —
6.1.1	it has the legal capacity and has taken all necessary corporate action required to empower and authorise it to enter into this Agreement;

6.1.2	this Agreement constitutes an agreement valid and binding on it and enforceable against it in accordance with its terms;

6.1.3	the execution of this Agreement and the performance of its obligations hereunder does not and shall not —
6.1.3.1	contravene any law or regulation to which that Party is subject;

6.1.3.2	contravene any provision of that Party’s constitutional documents; or

6.1.3.3	conflict with, or constitute a breach of any of the provisions of any other agreement, obligation, restriction or undertaking which is binding on it.
6.2	Each of the representations and warranties given by the Parties in terms of clause 6, shall —

6.2.1	be a separate warranty and will in no way be limited or restricted by inference from the terms of any other warranty or by any other words in this Agreement;

6.2.2	prime facie be deemed to be material and to be a material representation inducing the other Party to enter into this Agreement.

6.2.3	be given as at the Signature Date;

6.2.4	continue and remain in force notwithstanding the completion of any or all the transactions contemplated in this Agreement; and

6.2.5	continue and remain in force notwithstanding the payment of the Care and Maintenance Costs.
6.3	It is recorded that the Purchaser has entered into this Agreement on the strength of the warranties and on the basis that the warranties will be correct on the Signature Date.

6.4	Save for those warranties and representations expressly given or made in this Agreement, no warranties or representations are given or made, in respect of the Business, or any other matter whatsoever, whether express, tacit or implied.
7	EMBARGO

The Seller undertakes that during the period from the Signature Date until the earlier of —
7.1	the Plant Sale Agreement and the Waste Rock Dump Sale Agreement being entered into; and

7.2	the date specified in clause 4.7,
it will not enter into any negotiation with, or seek to solicit any interest from, any third party in relation to the sale of all or any part of the assets owned by the Seller and used in or in connection with the Business, whether directly or indirectly.

8	CONFIDENTIALITY
8.1	The Parties undertake that during the operation of, and after the expiration, termination or cancellation of, this Agreement for any reason, they will keep confidential —
8.1.1	any information which a Party (“Disclosing Party”) communicates to the other Party (“Recipient”) and which is stated to be or by its nature is intended to be confidential;

8.1.2	all other information of the same confidential nature concerning the Business or the business of a Disclosing Party which comes to the knowledge of the Recipient whilst it is engaged in negotiating the terms of this Agreement or after its conclusion, including —
8.1.2.1	details of the Disclosing Party’s financial structures and operating results; and

8.1.2.2	details of the Disclosing Party’s strategic objectives and planning.
8.2	If a Recipient is uncertain about whether any information is to be treated as confidential in terms of this clause 8, it shall be obliged to treat it as such until written clearance is obtained from the Disclosing Party.

8.3	Each Party undertakes, subject to clause 8.4, not to disclose any information which is to be kept confidential in terms of this clause 8, nor to use such information for its own or anyone else’s benefit.

8.4	Notwithstanding the provisions of clause 8.3, a Recipient shall be entitled to disclose any information to be kept confidential if and to the extent only that the disclosure is bona fide and necessary for the purposes of carrying out its duties in terms of this Agreement.

8.5	The obligation of confidentiality placed on the Parties in terms of this clause 8 shall cease to apply to a Recipient in respect of any information which —
8.5.1	is or becomes generally available to the public other than by the negligence or default of the Recipient or by the breach of this Agreement by the Recipient;

8.5.2	the Disclosing Party confirms in writing is disclosed on a non-confidential basis;

8.5.3	has lawfully become known by or come into the possession of the Recipient on a non-confidential basis from a source other than the Disclosing Party having the legal right to disclose same, provided that such knowledge or possession is evidenced by the written records of the Recipient existing at the Signature Date; or

8.5.4	is disclosed pursuant to a requirement or request by operation of law, regulation or court order, to the extent of compliance with such requirement or request only and not for any other purpose, provided that —
8.5.5	the onus shall at all times rest on the Recipient to establish that information falls within the exclusions set out in clauses 8.5.1 to 8.5.4;

8.5.6	information will not be deemed to be within the foregoing exclusions merely because such information is embraced by more general information in the public domain or in the Recipient’s possession; and

8.5.7	any combination of features will not be deemed to be within the foregoing exclusions merely because individual features are in the public domain or in the Recipient’s possession, but only if the combination itself and its principle of operation are in the public domain or in the Recipient’s possession.
8.6	In the event that the Recipient is required to disclose confidential information of the Disclosing Party as contemplated in clause 8.5.4, the Recipient will —
8.6.1	advise the Disclosing Party thereof in writing prior to disclosure, if possible;

8.6.2	take such steps to limit the disclosure to the minimum extent required to satisfy such requirement and to the extent that it lawfully and reasonably can;

8.6.3	afford the Disclosing Party a reasonable opportunity, if possible, to intervene in the proceedings;

8.6.4	comply with the Disclosing Party’s reasonable requests as to the manner and terms of any such disclosure; and

8.6.5	notify the Disclosing Party of the recipient of, and the form and extent of, any such disclosure or announcement immediately after it is made.
9	PUBLICITY
9.1	Subject to clause 9.3, each Party undertakes to keep confidential and not to disclose to any third party, save as may be required in law (including, where applicable, by the rules of any securities exchange on which the shares of either of the Parties, or the shares of a holding company of either of the Parties, may be listed) or permitted in terms of this Agreement, the nature, content or existence of this Agreement.

9.2	No announcements of any nature whatsoever will be made by or on behalf of a Party relating to this Agreement without the prior written consent of the other Party, save for any announcement or other statement required to be made in terms of the provisions of any law (or, where applicable, by the rules of any securities exchange on which the shares of either of the Parties, or the shares of a holding company of either of the Parties, may be listed), in which event the Party obliged to make such statement will first consult with the other Party in order to enable them in good faith to attempt to agree the content of such announcement, which (unless agreed) must go no further than is required in terms of such law or rules. This will not apply to a Party wishing to respond to the other Party which has made an announcement of some nature in breach of this clause.

9.3	This clause 9 shall not apply to any disclosure made by a Party to its professional advisors or consultants, provided that they have agreed to the same confidentiality undertakings, or to any judicial or arbitral tribunal or officer, in connection with any matter relating to this Agreement or arising out of it.
10	SUPPORT

The Parties undertake at all times to do all such things, perform all such actions and take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and/or import of this Agreement.

11	BREACH
11.1	If a Party (“Defaulting Party”) commits any breach of this Agreement and fails to remedy such breach within 2 (two) business days (“Notice Period”) of written notice requiring the breach to be remedied, then the Party giving the notice (“Aggrieved Party”) will be entitled, at its option to —
11.1.1	claim immediate specific performance of all or any of the Defaulting Party’s obligations under this Agreement, with or without claiming damages, whether or not such obligation has fallen due for performance; or

11.1.2	cancel this Agreement, with or without claiming damages, in which case written notice of the cancellation shall be given to the Defaulting Party, and the cancellation shall take effect on the giving of the notice.
11.2	It is agreed that a breach of any of the Related Agreements by any of the parties to those agreements and failure to remedy such breach within the relevant time period shall ipso facto constitute a breach of this Agreement entitling either Party to exercise the rights set out in this clause 11, provided that the Party exercising such rights is not the party which is in breach of the relevant Related Agreement.
12	NOTICES AND DOMICILIA
12.1	The Parties select as their respective domicilia citandi et executandi the following physical addresses, and for the purposes of giving or sending any notice provided for or required under this Agreement, the said physical addresses as well as the following telefax numbers —

Name	Physical Address	Telefax
Seller	c/o Knowles Husain Lindsay Attorneys 4th Floor, The Forum 2 Maude Street Sandown, Sandton Republic of South Africa	+27 1 1 669 6299
Marked for the attention of: Ian Lindsay

Name	Physical Address	Telefax
Purchaser	Block 27 Randfontein Office Park Corner Main Reef Road & Ward Avenue Randfontein Republic of South Africa	+27 11 684 0188
Marked for the attention of: The Company Secretary

provided that a Party may change its domicilium or its address for the purposes of notices to any other physical address or telefax number in the Republic of South Africa by written notice to the other Party to that effect. Such change of address will be effective 5 (five) business days after receipt of the notice of the change.

12.2	All notices to be given in terms of this Agreement will be given in writing, in English, and will —
12.2.1	be delivered by hand or sent by telefax;

12.2.2	if delivered by hand during business hours, be presumed to have been received on the date of delivery. Any notice delivered after business hours or on a day which is not a business day will be presumed to have been received on the following business day; and

12.2.3	if sent by telefax during business hours, be presumed to have been received on the date of successful transmission of the telefax. Any telefax sent after business hours or on a day which is not a business day will be presumed to have been received on the following business day.
12.3	Notwithstanding the above, any notice given in writing in English, and actually received by the Party to whom the notice is addressed, will be deemed to have been properly given and received, notwithstanding that such notice has not been given in accordance with this clause.

12.4	The Parties record that whilst they may correspond via email during the currency of this Agreement for operational reasons, no formal notice required in terms of this Agreement, nor any amendment of or variation to this Agreement may be given or concluded via email.

13	BENEFIT OF THE AGREEMENT

This Agreement will also be for the benefit of and be binding upon the successors in title and permitted assigns of the Parties or either of them.

14	APPLICABLE LAW AND JURISDICTION
14.1	This Agreement will in all respects be governed by and construed under the laws of the Republic of South Africa.

14.2	The Parties hereby consent and submit to the non-exclusive jurisdiction of the North Gauteng High Court, Pretoria in any dispute arising from or in connection with this Agreement. The Parties agree that any costs awarded will be recoverable on an attorney-and-own-client scale unless the Court specifically determines that such scale shall not apply, in which event, subject to any specific determination by the Court, the costs will be recoverable in accordance with the High Court tariff, determined on an attorney-and-client scale.
15	GENERAL
15.1	This Agreement constitutes the whole of the agreement between the Parties relating to the matters dealt with herein and, save to the extent otherwise provided herein, no undertaking, representation, term or condition relating to the subject matter of this Agreement not incorporated in this Agreement shall be binding on either of the Parties.

15.2	No addition to or variation, deletion, or agreed cancellation of all or any clauses or provisions of this Agreement will be of any force or effect unless in writing and signed by the Parties.

15.3	No waiver of any of the terms and conditions of this Agreement will be binding or effectual for any purpose unless in writing and signed by the Party giving the same. Any such waiver will be effective only in the specific instance and for the purpose given. Failure or delay on the part of either Party in exercising any right, power or privilege hereunder will not constitute or be deemed to be a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

15.4	All provisions and the various clauses of this Agreement are,

notwithstanding the manner in which they have been grouped together or linked grammatically, severable from each other. Any provision or clause of this Agreement which is or becomes unenforceable in any jurisdiction, whether due to voidness, invalidity, illegality, unlawfulness or for any other reason whatever, shall, in such jurisdiction only and only to the extent that it is so unenforceable, be treated as pro non scripto and the remaining provisions and clauses of this Agreement shall remain of full force and effect. The Parties declare that it is their intention that this Agreement would be executed without such unenforceable provision if they were aware of such unenforceability at the time of execution hereof.

15.5	Neither this Agreement nor any part, share or interest herein nor any rights or obligations hereunder may be ceded, delegated or assigned by either Party without the prior written consent of the other Party, save as otherwise provided herein.

15.6	This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.
16	COSTS

Each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Agreement.

17	SIGNATURE

Signed on behalf of the Parties, each signatory hereto warranting that he/she has due authority to do so.
SIGNED at ROSEBANK on 7TH AUGUST 2009

For and on behalf of PAMODZI GOLD FREE STATE (PROPRIETARY) LIMITED (IN PROVISIONAL LIQUIDATION)

Signature
ENVER MOHAMED MOTALA Name of Signatory Joint Provisional Liquidator Duly Authorised Designation of Signatory

SIGNED at SANDTON on 6TH AUGUST 2009

For and on behalf of HARMONY GOLD MINING COMPANY LIMITED

Signature
R.A.L. Atkinson Name of Signatory Executive Designation of Signatory

ANNEXURE “1”
CARE AND MAINTENANCE BUDGET
SUMMARY

	AUGUST	SEPTEMBER
	BUDGET	BUDGET
1 SHAFT	188,000.00	181,000.00
1A VENT
2 SHAFT	38,000.00	38,000.00
3 SHAFT	430,000.00	290,000.00
9 SHAFT	180,000.00	180,000.00
WORKSHOP	64,000.00	64,000.00

TOTAL CONSUMABLES	900,000.00	753,000.00

POWER & WATER	2,690,449.00	1,714,269.40

CORPORATE COSTS	175,000.00	175,000.00

HEALTH SHARE	200,000.00	200,000.00

PROTEA SECURITY	414,775.00	414,775.00

LABOUR	3,985,252.58	3,985,252.58

TOTAL	8,365,476.58	7,242,296.98

CARE AND MAINTENANCE MONTHLY BUDGET (1 SHAFT)

			TOTAL
JULY	1 SHAFT	1# GL-account	SPENT	BALANCE
C5 Pump spares	30,000.00	PGFS/CAMA/1000/ENGE/CM01	—	30,000.00
Submersible Pump	12,000.00	PGFS/CAMA/1000/ENGE/CM02	—	12,000.00
Compressor Motor			—	—
Main Fan Motor		PGFS/CAMA/1000/ENGE/CM03	—	—
Start Up BGE Comp			—	—
Electrical Consumables		PGFS/CAMA/1000/ENGE/CM04	—	—
Electrical Oil		PGFS/CAMA/1000/ENGE/CM05	—	—
Replace Pipes in Incline #		PGFS/CAMA/1000/ENGE/CM06	—	—
Replace Pipes in Main #		PGFS/CAMA/1000/ENGE/CM07	—	—
S2A Marshall repairs			—	—
Mechanical Consumables	20,000.00	PGFS/CAMA/1000/ENGE/CM08	—	20,000.00
Small Motor Repairs	10,000.00	PGFS/CAMA/1000/ENGE/CM09	—	10,000.00
Lubricants & Rope grease		PGFS/CAMA/1000/ENGE/CM10	—	—
Chemicals	10,000.00	PGFS/CAMA/1000/ENGE/CM11	—	10,000.00
Gas		PGFS/CAMA/1000/ENGE/CM12	—	—
Legals	10,000.00	PGFS/CAMA/1000/ENGE/CM13	—	10,000.00

TOTAL	92,000.00		—	92,000.00

AUGUST	1 SHAFT	1# GL-account		BALANCE
C5 Pump spares	30,000.00	PGFS/CAMA/1000/ENGE/CM01	—	30,000.00
Submersible Pump	12,000.00	PGFS/CAMA/1000/ENGE/CM02	—	12,000.00
Compressor Motor			—	—
Main Fan Motor		PGFS/CAMA/1000/ENGE/CM03	—	—
Start Up BGE Comp			—	—
Electrical Consumables	15,000.00	PGFS/CAMA/1000/ENGE/CM04	—	15,000.00
Electrical Oil		PGFS/CAMA/1000/ENGE/CM05	—	—
Replace Pipes in Incline #		PGFS/CAMA/1000/ENGE/CM06	—	—
Replace Pipes in Main #		PGFS/CAMA/1000/ENGE/CM07	—	—
S2A Marshall repairs			—	—
Mechanical Consumables	32,000.00	PGFS/CAMA/1000/ENGE/CM08	—	32,000.00
Small Motor Repairs	25,000.00	PGFS/CAMA/1000/ENGE/CM09	—	25,000.00
Lubricants & Rope grease	15,000.00	PGFS/CAMA/1000/ENGE/CM10	—	15,000.00
Chemicals	30,000.00	PGFS/CAMA/1000/ENGE/CM11	—	30,000.00
Gas	4,000.00	PGFS/CAMA/1000/ENGE/CM12	—	4,000.00
Legals	25,000.00	PGFS/CAMA/1000/ENGE/CM13	—	25,000.00

TOTAL	188,000.00		—	188,000.00

SEPTEMBER	1 SHAFT	1# GL-account		BALANCE
C5 Pump spares	30,000.00	PGFS/CAMA/1000/ENGE/CM01	—	30,000.00
Submersible Pump	12,000.00	PGFS/CAMA/1000/ENGE/CM02	—	12,000.00
Compressor Motor			—	—
Main Fan Motor		PGFS/CAMA/1000/ENGE/CM03	—	—
Start Up BGE Comp			—	—
Electrical Consumables	15,000.00	PGFS/CAMA/1000/ENGE/CM04	—	15,000.00
Electrical Oil		PGFS/CAMA/1000/ENGE/CM05	—	—
Replace Pipes in Incline #		PGFS/CAMA/1000/ENGE/CM06	—	—
Replace Pipes in Main #		PGFS/CAMA/1000/ENGE/CM07	—	—
S2A Marshall repairs			—	—
Mechanical Consumables	30,000.00	PGFS/CAMA/1000/ENGE/CM08	—	30,000.00
Small Motor Repairs	25,000.00	PGFS/CAMA/1000/ENGE/CM09	—	25,000.00
Lubricants & Rope grease	15,000.00	PGFS/CAMA/1000/ENGE/CM10	—	15,000.00
Chemicals	30,000.00	PGFS/CAMA/1000/ENGE/CM11	—	30,000.00
Gas	4,000.00	PGFS/CAMA/1000/ENGE/CM12	—	4,000.00
Legals	20,000.00	PGFS/CAMA/1000/ENGE/CM13	—	20,000.00

TOTAL	181,000.00		—	181,000.00

CARE AND MAINTENANCE MONTHLY BUDGET (2 SHAFT)

TOTAL
JULY	2 SHAFT	2# GL-account	SPENT	BALANCE
C5 Pump spares			—	—
Submersible Pump			—	—
Compressor Motor		PGFS/CAMA/2000/ENGE/CM14	—	—
Main Fan Motor		PGFS/CAMA/2000/ENGE/CM15	—	—
Start Up BGE Comp		PGFS/CAMA/2000/ENGE/CM16	—	—
Electrical Consumables		PGFS/CAMA/2000/ENGE/CM17	—	—
Electrical Oil		PGFS/CAMA/2000/ENGE/CM18	—	—
Replace Pipes in Incline #		PGFS/CAMA/2000/ENGE/CM19	—	—
Replace Pipes in Main #		PGFS/CAMA/2000/ENGE/CM20	—	—
S2A Marshall repairs		PGFS/CAMA/2000/ENGE/CM19	—	—
Mechanical Consumables	15,000.00	PGFS/CAMA/2000/ENGE/CM20	—	15,000.00
Small Motor Repairs	10,000.00	PGFS/CAMA/2000/ENGE/CM21	—	10,000.00
Lubricants & Rope grease		PGFS/CAMA/2000/ENGE/CM22	—	—
Chemicals		PGFS/CAMA/2000/ENGE/CM23	—	—
Gas		PGFS/CAMA/2000/ENGE/CM24	—	—
Legals	13,000.00	PGFS/CAMA/2000/ENGE/CM25	—	13,000.00

TOTAL	38,000.00		—	38,000.00

OO =

AUGUST	2 SHAFT	2# GL-account		BALANCE
C5 Pump spares			—	—
Submersible Pump			—	—
Compressor Motor		PGFS/CAMA/2000/ENGE/CM14	—	—
Main Fan Motor		PGFS/CAMA/2000/ENGE/CM15	—	—
Start Up BGE Comp		PGFS/CAMA/2000/ENGE/CM16	—	—
Electrical Consumables		PGFS/CAMA/2000/ENGE/CM17	—	—
Electrical Oil		PGFS/CAMA/2000/ENGE/CM18	—	—
Replace Pipes in Incline #		PGFS/CAMA/2000/ENGE/CM19	—	—
Replace Pipes in Main #		PGFS/CAMA/2000/ENGE/CM20	—	—
S2A Marshall repairs		PGFS/CAMA/2000/ENGE/CM19	—	—
Mechanical Consumables	15,000.00	PGFS/CAMA/2000/ENGE/CM20	—	15.000.00
Small Motor Repairs	10,000.00	PGFS/CAMA/2000/ENGE/CM21	—	10,000.00
Lubricants & Rope grease		PGFS/CAMA/2000/ENGE/CM22	—	—
Chemicals		PGFS/CAMA/2000/ENGE/CM23	—	—
Gas		PGFS/CAMA/2000/ENGE/CM24	—	—
Legals	13,000.00	PGFS/CAMA/2000/ENGE/CM25	—	13,000.00

TOTAL	38,000.00		—	38,000.00

SEPTEMBER	2 SHAFT	2# GL-account		BALANCE
C5 Pump spares			—	—
Submersible Pump			—	—
Compressor Motor		PGFS/CAMA/2000/ENGE/CM14	—	—
Main Fan Motor		PGFS/CAMA/2000/ENGE/CM15	—	—
Start Up BGE Comp		PGFS/CAMA/2000/ENGE/CM16	—	—
Electrical Consumables		PGFS/CAMA/2000/ENGE/CM17	—	—
Electrical Oil		PGFS/CAMA/2000/ENGE/CM18	—	—
Replace Pipes in Incline #		PGFS/CAMA/2000/ENGE/CM19	—	—
Replace Pipes in Main #		PGFS/CAMA/2000/ENGE/CM20	—	—
S2A Marshall repairs		PGFS/CAMA/2000/ENGE/CM19	—	—
Mechanical Consumables	15,000.00	PGFS/CAMA/2000/ENGE/CM20	—	15,000.00
Small Motor Repairs	10,000.00	PGFS/CAMA/2000/ENGE/CM21	—	10,000.00
Lubricants & Rope grease		PGFS/CAMA/2000/ENGE/CM22	—	—
Chemicals		PGFS/CAMA/2000/ENGE/CM23	—	—
Gas		PGFS/CAMA/2000/ENGE/CM24	—	—
Legals	13,000.00	PGFS/CAMA/2000/ENGE/CM25	—	13,000.00

TOTAL	38,000.00		—	38,000.00

CARE AND MAINTENANCE MONTHLY BUDGET (3 SHAFT)

				TOTAL
JULY				SPENT	BALANCE
Electrical Consumables	R	47,000	PGFS/CAMA/3000/ENGE/CM55	—	47,000.00
Electrical — Services, oil, etc.			PGFS/CAMA/3000/ENGE/CM56	—	—
Lubricants and Rope grease	R	35,000	PGFS/CAMA/3000/ENGE/CM57	—	35,000.00
Water Treatment and Chemicals	R	20,000	PGFS/CAMA/3000/ENGE/CM58	—	20,000.00
Pipes (Main Shaft/Sub Vertical)	R	20,000	PGFS/CAMA/3000/ENGE/CM59	—	20,000.00
Diesel / Petrol	R	40,000	PGFS/CAMA/3000/ENGE/CM60	—	40,000.00
Ventilation	R	35,000	PGFS/CAMA/3000/ENGE/CM61	—	35,000.00
Hydrualics / Cylinder			PGFS/CAMA/3000/ENGE/CM62	—	—
Gas / Welding	R	7,000	PGFS/CAMA/3000/ENGE/CM63	—	7,000.00
Pump Spares	R	35,000	PGFS/CAMA/3000/ENGE/CM64	—	135,000.00
Mechanical Consumables	R	30,000	PGFS/CAMA/3000/ENGE/CM65	—	30,000.00
Legals	R	18,500	PGFS/CAMA/3000/ENGE/CM66	—	18,500.00
Tools and Equipment	R	20,000	PGFS/CAMA/3000/ENGE/CM67	—	20,000.00
Bolts and Nuts	R	7,500	PGFS/CAMA/3000/ENGE/CM68	—	7,500.00
Small Motor Repairs	R	15,000	PGFS/CAMA/3000/ENGE/CM69	—	15,000.00

	R	290,000		—	290,000.00

AUGUST					BALANCE
Electrical Consumables	R	47,000	PGFS/CAMA/3000/ENGE/CM55	—	47,000.00
Electrical — Services, oil, etc.			PGFS/CAMA/3000/ENGE/CM56	—	—
Lubricants and Rope grease	R	35,000	PGFS/CAMA/3000/ENGE/CM57	—	35,000.00
Water Treatment and Chemicals	R	20,000	PGFS/CAMA/3000/ENGE/CM58	—	20,000.00
Pipes (Main Shaft/Sub Vertical)	R	20,000	PGFS/CAMA/3000/ENGE/CM59	—	20,000.00
Diesel / Petrol (Pump hire)	R	40,000	PGFS/CAMA/3000/ENGE/CM60	—	40,000.00
Ventilation	R	35,000	PGFS/CAMA/3000/ENGE/CM61	—	35,000.00
Hydrualics / Cylinder			PGFS/CAMA/3000/ENGE/CM62	—	—
Gas / Welding	R	7,000	PGFS/CAMA/3000/ENGE/CM63	—	7,000.00
Pump Spares & repairs	R	135,000	PGFS/CAMA/3000/ENGE/CM64	—	135,000.00
Mechanical Consumables	R	30,000	PGFS/CAMA/3000/ENGE/CM65	—	30,000.00
Legals	R	18,500	PGFS/CAMA/3000/ENGE/CM66	—	18,500.00
Tools and Equipment	R	20,000	PGFS/CAMA/3000/ENGE/CM67	—	20,000.00
Bolts and Nuts	R	7,500	PGFS/CAMA/3000/ENGE/CM68	—	7,500.00
Small Motor Repairs	R	15,000	PGFS/CAMA/3000/ENGE/CM69	—	15,000.00

	R	430,000		—	430,000.00

SEPTEMBER					BALANCE
Electrical Consumables	R	47,000	PGFS/CAMA/3000/ENGE/CM55	—	47,000.00
Electrical — Services, oil, etc.			PGFS/CAMA/3000/ENGE/CM56	—	—
Lubricants and Rope grease	R	35,000	PGFS/CAMA/3000/ENGE/CM57	—	35,000.00
Water Treatment and Chemicals	R	20,000	PGFS/CAMA/3000/ENGE/CM58	—	20,000.00
Pipes (Main Shaft/Sub Vertical)	R	20,000	PGFS/CAMA/3000/ENGE/CM59	—	20,000.00
Diesel / Petrol			PGFS/CAMA/3000/ENGE/CM60	—	—
Ventilation	R	35,000	PGFS/CAMA/3000/ENGE/CM61	—	35,000.00
Hydrualics / Cylinder			PGFS/CAMA/3000/ENGE/CM62	—	—
Gas / Welding	R	7,000	PGFS/CAMA/3000/ENGE/CM63	—	7,000.00
Pump Spares	R	35,000	PGFS/CAMA/3000/ENGE/CM64	—	35,000.00
Mechanical Consumables	R	30,000	PGFS/CAMA/3000/ENGE/CM65	—	30,000.00
Legals	R	18,500	PGFS/CAMA/3000/ENGE/CM66	—	18,500.00
Tools and Equipment	R	20,000	PGFS/CAMA/3000/ENGE/CM67	—	20,000.00
Bolts and Nuts	R	7,500	PGFS/CAMA/3000/ENGE/CM68	—	7,500.00
Small Motor Repairs	R	15,000	PGFS/CAMA/3000/ENGE/CM69	—	15,000.00

	R	290,000		—	290,000.00

CARE AND MAINTENANCE MONTHLY BUDGET (1 SHAFT)

			TOTAL
JULY	BUDGET		SPENT	BALANCE
Electrical Consumables	35,000.00	PGFS/CAMA/9000/ENGE/CM70	—	35,000.00
Electrical — Services, oil, etc.		PGFS/CAMA/9000/ENGE/CM71	—	—
Lubricants and Rope grease	20,000.00	PGFS/CAMA/9000/ENGE/CM72	—	20,000.00
Water Treatment and Chemicals	15,000.00	PGFS/CAMA/9000/ENGE/CM73	—	15,000.00
Pipes (Main Shaft/Sub Vertical)			—	—
Diesel / Petrol	1,500.00	PGFS/CAMA/9000/ENGE/CM74	—	1,500.00
Ventilation			—	—
Hydrualics / Cylinder			—	—
Gas / Welding	5,000.00	PGFS/CAMA/9000/ENGE/CM75	—	5,000.00
Pump Spares	35,000.00	PGFS/CAMA/9000/ENGE/CM76	—	35,000.00
Mechanical Consumables	27,500.00	PGFS/CAMA/9000/ENGE/CM77	—	27,500.00
Legals	13,000.00	PGFS/CAMA/9000/ENGE/CM78	—	13,000.00
Tools and Equipment			—	—
Bolts and Nuts		PGFS/CAMA/9000/ENGE/CM79	—	—
Safety & Health Equipment	28,000.00	PGFS/CAMA/9000/ENGE/CM80	—	28,000.00

	180,000.00			180,000.00

AUGUST	BUDGET			BALANCE
Electrical Consumables	35,000.00	PGFS/CAMA/9000/ENGE/CM70	—	35,000.00
Electrical — Services, oil, etc.		PGFS/CAMA/9000/ENGE/CM71	—	—
Lubricants and Rope grease	20,000.00	PGFS/CAMA/9000/ENGE/CM72	—	20,000.00
Water Treatment and Chemicals	15,000.00	PGFS/CAMA/9000/ENGE/CM73	—	15,000.00
Pipes (Main Shaft/Sub Vertical)			—	—
Diesel / Petrol	1,500.00	PGFS/CAMA/9000/ENGE/CM74	—	1,500.00
Ventilation			—	—
Hydrualics / Cylinder			—	—
Gas / Welding	5,000.00	PGFS/CAMA/9000/ENGE/CM75	—	5,000.00
Pump Spares	35,000.00	PGFS/CAMA/9000/ENGE/CM76	—	35,000.00
Mechanical Consumables	27,500.00	PGFS/CAMA/9000/ENGE/CM77	—	27,500.00
Legals	13,000.00	PGFS/CAMA/9000/ENGE/CM78	—	13,000.00
Tools and Equipment			—	—
Bolts and Nuts		PGFS/CAMA/9000/ENGE/CM79	—	—
Safety & Health Equipment	28,000.00	PGFS/CAMA/9000/ENGE/CM80	—	28,000.00

	180,000.00		—	180,000.00

SEPTEMBER	BUDGET			BALANCE
Electrical Consumables	35,000.00	PGFS/CAMA/9000/ENGE/CM70	—	35,000.00
Electrical — Services, oil, etc.		PGFS/CAMA/9000/ENGE/CM71	—	—
Lubricants and Rope grease	20,000.00	PGFS/CAMA/9000/ENGE/CM72	—	20,000.00
Water Treatment and Chemicals	15,000.00	PGFS/CAMA/9000/ENGE/CM73	—	15,000.00
Pipes (Main Shaft/Sub Vertical)			—	—
Diesel / Petrol	1,500.00	PGFS/CAMA/9000/ENGE/CM74	—	1,500.00
Ventilation			—	—
Hydrualics / Cylinder			—	—
Gas / Welding	5,000.00	PGFS/CAMA/9000/ENGE/CM75	—	5,000.00
Pump Spares	35,000.00	PGFS/CAMA/9000/ENGE/CM76	—	35,000.00
Mechanical Consumables	27,500.00	PGFS/CAMA/9000/ENGE/CM77	—	27,500.00
Legals	13,000.00	PGFS/CAMA/9000/ENGE/CM78	—	13,000.00
Tools and Equipment			—	—
Bolts and Nuts		PGFS/CAMA/9000/ENGE/CM79	—	—
Safety & Health Equipment	28,000.00	PGFS/CAMA/9000/ENGE/CM80	—	28,000.00

	180,000.00		—	180,000.00

LABOUR

JULY BUDGET	GROSS

HEAD OFFICE	774,744.50
PAYROLL 1	1,959,467.99
PAYROLL 2	1,219,403.19

LABOUR	3,953,615.68	BASED ON JUNE 2009 ACTUALS EXCLUDING CARE AND MAINTENANCE

OTHER LABOUR RELATED
CIRCLE LABOUR (HOSTEL 3#)	20,000.00
AVZ LABOUR (LABOUR LAWYER)	11,636.90
HEALTH SHARE
HEALTH SHARE
DEATH CLAIMS
PROTEA SECURITY
PUBLIC HOLIDAY 16 JUNE
TRAINING
DR C WAGNER
TOTAL OTHER	31,636.90

TOTAL LABOUR	3,985,252.58

SURFACE WORK SHOP REQUIREMENTS

			TOTAL
JULY			SPENT	BALANCE
LDV Repairs & Fuel	20,000.00	PGFS/CAMA/ADMI/WORK/CM26	—	20,000.00
Consumables	25,000.00	PGFS/CAMA/ADMI/WORK/CM27	—	25,000.00
Gas		PGFS/CAMA/ADMI/WORK/CM28	—	—
Pipes Replacement		PGFS/CAMA/ADMI/WORK/CM29	—	—
Pipe Clamps		PGFS/CAMA/ADMI/WORK/CM30	—	—
Plumming replacements	12,000.00	PGFS/CAMA/ADMI/WORK/CM31	—	12,000.00
TOTAL	57,000.00		—	57,000.00

AUGUST				BALANCE
LDV Repairs & Fuel	20,000.00	PGFS/CAMA/ADMI/WORK/CM26	—	20,000.00
Consumables	25,000.00	PGFS/CAMA/ADMI/WORK/CM27	—	25,000.00
Gas	3,000.00	PGFS/CAMA/ADMI/WORK/CM28	—	3,000.00
Pipes Replacement		PGFS/CAMA/ADMI/WORK/CM29	—	—
Pipe Clamps	4,000.00	PGFS/CAMA/ADMI/WORK/CM30	—	4,000.00
Plumming replacements	12,000.00	PGFS/CAMA/ADMI/WORK/CM31	—	12,000.00
TOTAL	64,000.00		—	64,000.00

SEPTEMBER				BALANCE
LDV Repairs & Fuel	20,000.00	PGFS/CAMA/ADMI/WORK/CM26	—	20,000.00
Consumables	25,000.00	PGFS/CAMA/ADMI/WORK/CM27	—	25,000.00
Gas	3,000.00	PGFS/CAMA/ADMI/WORK/CM28	—	3,000.00
Pipes Replacement		PGFS/CAMA/ADMI/WORK/CM29	—	—
Pipe Clamps	4,000.00	PGFS/CAMA/ADMI/WORK/CM30	—	4,000.00
Plumming replacements	12,000.00	PGFS/CAMA/ADMI/WORK/CM31	—	12,000.00
TOTAL	64,000.00		—	64,000.00